Exhibit 99.1

Contact:	610-337-7000	For Immediate Release:
	Will Ruthrauff, ext. 6571	May 2, 2016
Shelly Oates, ext. 3202

AmeriGas Partners Reports Fiscal 2016 Second Quarter Earnings; Updates Guidance

VALLEY FORGE, Pa., May 2 - AmeriGas Propane, Inc., general partner of AmeriGas Partners, L.P. (NYSE: APU), reported adjusted net income attributable to AmeriGas Partners for the quarter ended March 31, 2016 of $206.9 million, compared to adjusted net income of $252.1 million for the quarter ended March 31, 2015. Adjusted net income attributable to AmeriGas Partners excludes the impact of gains and losses on commodity derivative instruments. On a GAAP basis, net income attributable to AmeriGas Partners was $245.9 million for the quarter ended March 31, 2016, compared to $326.1 million in the prior year.

The Partnership’s adjusted earnings before interest expense, income taxes, depreciation and amortization (Adjusted EBITDA) was $295.4 million for the second fiscal quarter compared with $342.1 million in the prior year. Retail volumes sold for the quarter decreased 13.9% to 385.8 million gallons from 448.0 million gallons in the prior year. The decrease in retail gallons sold reflects temperatures that were 11.7% warmer than normal according to the National Oceanic and Atmospheric Administration (NOAA).

Jerry E. Sheridan, president and chief executive officer of AmeriGas, said, “This was a challenging quarter in which the company performed well despite weather that was the second warmest on record and 13% warmer than the prior year period. Retail volumes declined in line with the weather, but our focus on expense and margin management enabled the company to offset nearly $30 million of earnings shortfall, and deliver adjusted EBITDA of $295 million.”

Sheridan continued, “We continue to make substantial progress on our core growth initiatives. We added accounts to our Cylinder Exchange program that bring our total retail outlets to nearly 51,000. Our National Accounts program has added 31 new accounts and negotiated 23 contract renewals so far this year, and our acquisition program has completed three acquisitions.

“Based on our results thus far and our expectations for the remainder of the year, we now expect adjusted EBITDA of $575 million to $600 million for the fiscal year ending September 30, 2016. Finally, we were pleased to recently announce an increase in our distribution to $3.76 annually, marking our 12th consecutive year of distribution growth.”

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AmeriGas Partners Reports Fiscal 2016 Second Quarter Earnings	Page 2

About AmeriGas
AmeriGas is the nation’s largest retail propane marketer, serving approximately two million customers in all 50 states from approximately 2,000 distribution locations. UGI Corporation, through subsidiaries, is the sole General Partner and owns 26% of the Partnership and the public owns the remaining 74%.

AmeriGas Partners, L.P. will hold a live Internet Audio Webcast of its conference call to discuss fiscal 2016 second quarter earnings and other current activities at 9:00 AM ET on Tuesday, May 3, 2016. Interested parties may listen to the audio webcast both live and in replay on the Internet at http://investors.amerigas.com/investor-relations/events-presentations or at the company website http://www.amerigas.com under Investor Relations. A telephonic replay will be available from 12:00 PM ET on May 3 through 11:59 PM on May 9. The replay may be accessed at (855) 859-2056, and internationally at 1-404-537-3406, conference ID 13859024.

Comprehensive information about AmeriGas is available on the Internet at http://www.amerigas.com

This press release contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read the Partnership’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of propane, increased customer conservation measures, the capacity to transport propane to our market areas, the impact of pending and future legal proceedings, political, economic and regulatory conditions in the U.S. and abroad, and our ability to successfully integrate acquisitions and achieve anticipated synergies. The Partnership undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

AP-05	###	5/2/16

AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
REPORT OF EARNINGS
(Thousands, except per unit and where otherwise indicated)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,		Twelve Months Ended March 31,
	2016	2015	2016	2015	2016	2015
Revenues:
Propane	$759,278	$1,028,080	$1,333,182	$1,840,815	$2,104,768	$2,889,958
Other	68,209	72,237	138,403	148,294	263,030	272,637
	827,487	1,100,317	1,471,585	1,989,109	2,367,798	3,162,595
Costs and expenses:
Cost of sales - propane	241,621	411,745	469,543	990,286	780,424	1,595,217
Cost of sales - other	17,161	18,822	38,028	40,862	83,804	84,330
Operating and administrative expenses	238,535	257,346	469,424	503,997	918,710	949,094
Depreciation	36,533	37,402	75,139	76,084	151,259	150,248
Amortization	10,886	10,713	21,486	21,399	42,763	42,971
Other operating income, net	(7,131)	(7,392)	(16,038)	(17,540)	(29,853)	(31,304)
	537,605	728,636	1,057,582	1,615,088	1,947,107	2,790,556
Operating income	289,882	371,681	414,003	374,021	420,691	372,039
Interest expense	(40,806)	(41,096)	(81,831)	(82,130)	(162,543)	(164,075)
Income before income taxes	249,076	330,585	332,172	291,891	258,148	207,964
Income tax expense	(290)	(806)	(1,200)	(1,676)	(2,422)	(2,930)
Net income including noncontrolling interest	248,786	329,779	330,972	290,215	255,726	205,034
Deduct net income attributable to noncontrolling interest	(2,878)	(3,724)	(4,091)	(3,731)	(4,118)	(3,658)
Net income attributable to AmeriGas Partners, L.P.	$245,908	$326,055	$326,881	$286,484	$251,608	$201,376
General partner’s interest in net income attributable to AmeriGas Partners, L.P.	$11,107	$9,795	$20,562	$15,932	$37,098	$28,146
Limited partners’ interest in net income attributable to AmeriGas Partners, L.P.	$234,801	$316,260	$306,319	$270,552	$214,510	$173,230
Income per limited partner unit (a)
Basic	$1.74	$2.18	$2.58	$2.36	$2.29	$1.85
Diluted	$1.74	$2.17	$2.58	$2.36	$2.29	$1.85
Average limited partner units outstanding:
Basic	92,954	92,914	92,939	92,905	92,931	92,898
Diluted	93,020	92,963	93,014	92,970	93,003	92,964
SUPPLEMENTAL INFORMATION:
Retail gallons sold (millions)	385.8	448.0	680.9	788.2	1,077.0	1,214.8
Wholesale gallons sold (millions)	16.4	16.6	31.3	30.8	54.9	51.4
Total margin (b)	$568,705	$669,750	$964,014	$957,961	$1,503,570	$1,483,048
Adjusted total margin (c)	$529,251	$595,011	$930,193	$1,021,452	$1,454,099	$1,556,034
EBITDA (c)	$334,423	$416,072	$506,537	$467,773	$610,595	$561,600
Adjusted EBITDA (c)	$295,368	$342,088	$473,058	$530,623	$561,624	$633,849
Adjusted net income attributable to AmeriGas Partners, L.P. (c)	$206,853	$252,071	$293,402	$349,334	$202,637	$273,625
Expenditures for property, plant and equipment:
Maintenance capital expenditures	$13,375	$14,761	$26,290	$31,774	$52,332	$71,671
Growth capital expenditures	$14,438	$12,026	$29,497	$25,443	$48,247	$48,471

(a)
Income per limited partner unit is computed in accordance with accounting guidance regarding the application of the two-class method for determining earnings per share as it relates to master limited partnerships. Refer to Note 2 to the consolidated financial statements included in the AmeriGas Partners, L.P. Annual Report on Form 10-K for the fiscal year ended September 30, 2015.

(b)	Total margin represents total revenues less cost of sales — propane and cost of sales — other.

(c)	The Partnership’s management uses certain non-GAAP financial measures, including adjusted total margin, EBITDA, adjusted EBITDA

(continued)

AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
REPORT OF EARNINGS
(Thousands, except per unit and where otherwise indicated)
(Unaudited)
(continued)

and adjusted net income attributable to AmeriGas Partners, L.P., when evaluating the Partnership’s overall performance. These financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures.

Management believes earnings before interest, income taxes, depreciation and amortization (“EBITDA”), as adjusted for the effects of gains and losses on commodity derivative instruments not associated with current-period transactions and other gains and losses that competitors do not necessarily have ("Adjusted EBITDA"), is a meaningful non-GAAP financial measure used by investors to (1) compare the Partnership’s operating performance with that of other companies within the propane industry and (2) assess the Partnership’s ability to meet loan covenants. The Partnership’s definition of Adjusted EBITDA may be different from those used by other companies. Management uses Adjusted EBITDA to compare year-over-year profitability of the business without regard to capital structure as well as to compare the relative performance of the Partnership to that of other master limited partnerships without regard to their financing methods, capital structure, income taxes, the effects of gains and losses on commodity derivative instruments not associated with current-period transactions or historical cost basis. In view of the omission of interest, income taxes, depreciation and amortization, gains and losses on commodity derivative instruments not associated with current-period transactions and other gains and losses that competitors do not necessarily have from Adjusted EBITDA, management also assesses the profitability of the business by comparing net income attributable to AmeriGas Partners, L.P. for the relevant years. Management also uses Adjusted EBITDA to assess the Partnership’s profitability because its parent, UGI Corporation, uses the Partnership’s EBITDA, as adjusted to exclude gains and losses on commodity derivative instruments not associated with current-period transactions, to assess the profitability of the Partnership which is one of UGI Corporation’s industry segments. UGI Corporation discloses the Partnership’s EBITDA, as so adjusted, in its disclosure about industry segments as the profitability measure for its domestic propane segment.

Management believes the presentation of other non-GAAP financial measures, comprised of adjusted total margin and adjusted net income (loss) attributable to AmeriGas Partners, L.P., provide useful information to investors to more effectively evaluate the period-over-period results of operations of the Partnership. Management uses these non-GAAP financial measures because they eliminate the impact of (1) gains and losses on commodity derivative instruments that are not associated with current-period transactions and (2) other gains and losses that competitors do not necessarily have to provide insight into the comparison of period-over-period profitability to that of other master limited partnerships.

The following tables include reconciliations of adjusted total margin, EBITDA, adjusted EBITDA and adjusted net income attributable to AmeriGas Partners, L.P. to the most directly comparable financial measure calculated and presented in accordance with GAAP for all the periods presented:

(continued)

(continued)

	Three Months Ended March 31,		Six Months Ended March 31,		Twelve Months Ended March 31,
	2016	2015	2016	2015	2016	2015
Adjusted total margin:
Total revenues	$827,487	$1,100,317	$1,471,585	$1,989,109	$2,367,798	$3,162,595
Cost of sales - propane	(241,621)	(411,745)	(469,543)	(990,286)	(780,424)	(1,595,217)
Cost of sales - other	(17,161)	(18,822)	(38,028)	(40,862)	(83,804)	(84,330)
Total margin	568,705	669,750	964,014	957,961	1,503,570	1,483,048
(Subtract net gains) add net losses on commodity derivative instruments not associated with current-period transactions	(39,454)	(74,739)	(33,821)	63,491	(49,471)	72,986
Adjusted total margin	$529,251	$595,011	$930,193	$1,021,452	$1,454,099	$1,556,034

Adjusted net income attributable to AmeriGas Partners, L.P.:
Net income attributable to AmeriGas Partners, L.P.	$245,908	$326,055	$326,881	$286,484	$251,608	$201,376
(Subtract net gains) add net losses on commodity derivative instruments not associated with current-period transactions	(39,454)	(74,739)	(33,821)	63,491	(49,471)	72,986
Noncontrolling interest in net gains (losses) on commodity derivative instruments not associated with current-period transactions	399	755	342	(641)	500	(737)
Adjusted net income attributable to AmeriGas Partners, L.P.	$206,853	$252,071	$293,402	$349,334	$202,637	$273,625

	Three Months Ended March 31,		Six Months Ended March 31,		Twelve Months Ended March 31,
	2016	2015	2016	2015	2016	2015
EBITDA and Adjusted EBITDA:
Net income attributable to AmeriGas Partners, L.P.	$245,908	$326,055	$326,881	$286,484	$251,608	$201,376
Income tax expense	290	806	1,200	1,676	2,422	2,930
Interest expense	40,806	41,096	81,831	82,130	162,543	164,075
Depreciation	36,533	37,402	75,139	76,084	151,259	150,248
Amortization	10,886	10,713	21,486	21,399	42,763	42,971
EBITDA	334,423	416,072	506,537	467,773	610,595	561,600
(Subtract net gains) add net losses on commodity derivative instruments not associated with current-period transactions	(39,454)	(74,739)	(33,821)	63,491	(49,471)	72,986
Noncontrolling interest in net gains (losses) on commodity derivative instruments not associated with current-period transactions	399	755	342	(641)	500	(737)
Adjusted EBITDA	$295,368	$342,088	$473,058	$530,623	$561,624	$633,849

(continued)
(continued)

The following table includes a reconciliation of forecasted net income attributable to AmeriGas Partners, L.P. to forecasted Adjusted EBITDA for the fiscal year ending September 30, 2016:

Forecast Fiscal Year Ending September 30, 2016
Net income attributable to AmeriGas Partners, L.P. (estimate) (d)	$230,500
Interest expense (estimate)	163,000
Income tax expense (estimate)	2,000
Depreciation (estimate)	150,000
Amortization (estimate)	42,000
Adjusted EBITDA (e)	$587,500

(d)
Represents estimated net income attributable to AmeriGas Partners, L.P. after adjusting for gains and losses on commodity derivative instruments not associated with current-period transactions. It is impracticable to determine actual gains and losses on commodity derivative instruments not associated with current-period transactions that will be reported in GAAP net income as such gains and losses will depend upon future changes in commodity prices for propane which cannot be forecasted.

(e)	Represents the midpoint of Adjusted EBITDA guidance range for fiscal 2016.